Exhibit 15.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-162052) of QIAGEN N.V.; and

(2)
Registration Statements (Form S-8 Nos. 333-07166, 333-178035, 333-107491, 333-12372, 333-127393, 333-145171 and 333-203220) pertaining to the QIAGEN N.V. 1996 Employee, Director and Consultant Stock Option Plan, the QIAGEN N.V. Amended and Restated 2005 Stock Plan, the Digene Corporation Amended and Restated Equity Incentive Plan, the Digene Corporation Amended and Restated Omnibus Plan, the Digene Corporation Amended and Restated 1997 Stock Option Plan and the QIAGEN N.V. 2014 Stock Plan;

of our report dated February 27, 2015, with respect to the consolidated financial statements and schedule of QIAGEN N.V. and Subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

February 26, 2016

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany

/s/Hendrik Hollweg	/s/Tobias Schlebusch
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]